Exhibit 15.2

Date: March 27, 2026

Aurora Mobile Limited

31/F, Block 12-A, Shenzhen Bay Science and Technology Ecological Park,
Nanshan District
Shenzhen, Guangdong 518057
People’s Republic of China

Dear Sir/Madam:

We hereby consent to the use of our name and the summary of our opinion under the headings, “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure”, “Item 4. Information on the Company—C. Organizational Structure” and “Item 4. Information on the Company—B. Business Overview—Regulations”, included in Aurora Mobile Limited’s Annual Report on Form 20-F for the year ended December 31, 2025 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of March 2026, and further consent to the incorporation by reference of the summary of our opinion under these headings into the Registration Statement on Form F-3 (File No. 333-290371) of Aurora Mobile Limited, Registration Statement on Form S-8 (File No. 333-228839) pertaining to Aurora Mobile Limited’s 2014 Stock Incentive Plan and the 2017 Stock Incentive Plan, and into the Registration Statement on Form S-8 (File No. 333-262205) pertaining to Aurora Mobile Limited’s 2021 Share Incentive Plan and into the Registration Statement on Form S-8 (File No. 333-274505) pertaining to Aurora Mobile Limited’s 2023 Share Incentive Plan. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours Sincerely,

/s/ Han Kun Law Offices

Han Kun Law Offices

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